Exhibit 99.3

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On February 11, 2005, MTC Technologies (“MTC” or the “Company”), a Delaware corporation, and its wholly-owned subsidiary, MTC Technologies, Inc., an Ohio corporation, acquired 100% of the outstanding capital stock of Manufacturing Technology, Inc. (“MTI”). The purchase price for 100% of the outstanding capital stock of MTI was $70.0 million paid in cash on February 11, 2005, when the transaction closed, of which approximately $2.0 million was from available cash on hand, and $68.0 million was borrowed under the Company’s revolving credit facility. In addition, MTI’s former shareholders may receive an additional cash payment of $5.0 million if certain goals are achieved in calendar year 2005. It is anticipated that the Company will realize future income tax benefits with a net present value of approximately $12.0 million in future periods as a result of the MTI shareholders agreeing to a Section 338(h)(10) election under the Internal Revenue Code of 1986.

The acquisition has been accounted for using purchase price accounting in accordance with Financial Accounting Standard No. 141, Business Combinations. The following unaudited pro forma condensed consolidated statement of income for the fiscal year ended December 31, 2004 gives effect to the Company’s purchase of MTI. This unaudited pro forma condensed consolidated statement of income assumes that this transaction was consummated on January 1, 2004. The pro forma condensed consolidated balance sheet presents the financial position of the Company as if the acquisition of MTI occurred on December 31, 2004. The pro forma adjustments, which are based on available information and certain assumptions that the Company believes are reasonable under the circumstances, are applied to the historical financial statements of the Company. The pro forma allocation of the purchase price to the acquired assets and liabilities is based upon an independent appraisal and other studies completed subsequent to the MTI acquisition.

These pro forma condensed consolidated financial statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations or financial position of the Company.

This information should be read in conjunction with the Company’s previously filed Current Report on Form 8-K, dated February 17, 2005, the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and the historical financial statements and accompanying notes of MTI included in this Current Report on Form 8-K/A.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(Dollars in Thousands)

	MTC December 31, 2004	MTI December 31, 2004	Pro Forma Adjustments		Pro Forma December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$31,015	$156	$(70,000)	A	$11,153
			49,982	A
Restricted Cash	871	—	—		871
Accounts receivable, net	72,541	8,946	(503)	B	80,984
Costs and estimated earnings in excess of amounts billed on uncompleted contracts	3,013	6,355	—		9,368
Work-in-process inventory	4,344	892	—		5,236
Prepaid expenses and other current assets	2,913	389	—		3,302

Total current assets	114,697	16,738	(20,521)		110,914
Property, plant and equipment	3,696	2,690	—		6,386
Goodwill, net	57,510	10	46,955	A	104,475
Intangible assets, net	17,657	2,079	11,500	A	31,236
Other assets	251	—	—		251

Total assets	$193,811	$21,517	$37,934		$253,262

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21,430	$2,146	$310	A, B	$23,383
			(503)
Restricted funds payable to the government	871	—	—		871
Line of credit	—	4,579	(4,579)	A	—
Current portion of long-term debt	—	127	(127)	A	—
Compensation and related items	14,097	1,633	—		15,730
Billings in excess of costs and estimated earnings billed on uncompleted contracts	460	925	—		1,385
Amounts due under earnout agreements	4,858	—	—		4,858
Other current liabilities	2,013	—	—		2,013

Total current liabilities	43,729	9,410	(4,899)		48,240
Long-term debt	—	85	54,855	A	54,940
Non-current deferred tax liabilities	2,371	—	—		2,371
Other liabilities	550	167	(167)	A	550
Commitments and contingent liabilities
Stockholders’ equity:
Common stock	16	5	(5)	A	16
Paid-in capital	118,013	1,592	(1,592)	A	118,013
Retained earnings	30,493	10,258	(10,258)	A	30,493
Treasury stock	(1,361)	—	—		(1,361)

Total stockholders’ equity	147,161	11,855	(11,855)		147,161

	$193,811	$21,517	$37,934		$253,262

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Income

(Dollars in Thousands, Except Per Share Data)

	MTC Year Ended December 31, 2004	MTI Year Ended December 31, 2004	Pro Forma Adjustments		Pro Forma Year Ended December 31, 2004

Revenue	$273,027	$48,469	$(1,878)	H	$319,618
Cost of revenue	229,622	38,858	(1,878)	H	266,602

Gross profit	43,405	9,611	0		53,016
General and administrative expenses	12,098	5,308	—		17,406
Intangible asset amortization	2,508	—	1,095	C	3,603

Operating income	28,799	4,303	(1,095)		32,007
Interest income	547	4	(254)	E	297
Interest expense	—	(161)	161	F	0
			(2,246)	G	(2,246)

Net interest income (expense)	547	(157)	(2,339)		(1,949)

Income before income taxes	29,346	4,146	(3,434)		30,058
Income tax expense	11,685	—	282	D	11,967

Income (loss) from continuing operations	$17,661	$4,146	$(3,716)		$18,091

Earnings per common share:
Basic	$1.15				$1.18

Diluted	$1.15				$1.18

Weighted average common shares outstanding:
Basic	15,300,608				15,300,608
Diluted	15,347,548				15,347,548

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Balance Sheet

A.	Pro forma adjustment to give effect to the purchase of MTI for $70.3 million, including estimated legal, accounting, and other closing expenses as if the acquisition occurred on December 31, 2004. The preliminary allocation of the purchase price is as follows (in thousands):

MTI’s historical assets and liabilities, net	$11,855
Goodwill associated with MTC’s acquisition of MTI	46,955
Customer contract intangible asset recorded upon acquisition	11,500

$70,310

The value of the customer contract intangible assets was based on an independent appraisal. The customer contract intangible asset will be amortized over 10.5 years, the estimated remaining life of the contracts including renewals. The final allocation of the purchase price, when completed, may differ materially from the preliminary purchase price allocation herein.

B.	Pro forma adjustment to give effect for the elimination of intercompany receivables and payables between the Company and MTI as of December 31, 2004.

Statement of Income for the year ended December 31, 2004

C.	Pro forma adjustment to give effect to the amortization of the intangible assets recorded as a result of the acquisition.

D.	Pro forma adjustment to reflect income taxes as if MTI had been a C corporation for the period presented, at an estimated effective income tax rate of approximately 39.6%.

E.	Pro forma adjustment to reflect the elimination of interest income in 2004 on the $15.0 million of cash and cash equivalents available on January 1, 2004 to fund the acquisition of MTI. The interest rate is estimated at 1.7% per annum for the year ended December 31, 2004, based on the applicable interest rate being earned on the invested cash as of the date of the acquisition.

F.	Pro forma adjustment to give effect to the elimination of MTI’s interest income and expense for the year ended December 31, 2004.

G.	Pro forma adjustment to reflect interest expense on the $55.0 million in debt that would have been used in addition to available cash to consummate the acquisition on January 1, 2004. The interest rate is estimated at prime less 25 basis points from the date of the transaction.

H.	Pro forma adjustment to give effect to the elimination of intercompany revenue and costs of revenue between MTC and MTI for the year ended December 31, 2004.

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